Exhibit 10.2

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (the “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between Cue Biopharma, Inc. (the “Company”) and Daniel Passeri (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to a Third Amended and Restated Executive Employment Agreement dated March 4, 2021, as amended by the Employment Agreement Amendment and Consent dated July 24, 2024 (together, the “Employment Agreement”), pursuant to which Executive serves as the Company’s Chief Executive Officer;

WHEREAS, Executive’s last day of employment with the Company will be September 29, 2025 (the “Separation Date”);

WHEREAS, the Parties wish to establish mutually agreeable terms for Executive’s separation from the Company; and

WHEREAS, the Parties agree that the benefits and rights set forth in this Agreement shall be the exclusive benefits and rights due Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Separation; Resignation – As of the Separation Date, Executive’s employment will end. In connection with Executive’s separation from employment, all salary payments from the Company will cease as of the Separation Date and any benefits Executive had as of the Separation Date under benefit plans, programs, or practices of the Company will terminate, except as required by federal or state law. Executive hereby acknowledges and agrees that, pursuant to Section 9(c) of the Employment Agreement, as of the Separation Date he shall automatically be deemed to have resigned from all positions he holds as an officer, director or fiduciary of the Company and any other entity that is part of the same consolidated group as the Company or in which capacity Executive serves at the direction of or as a result of his position with the Company. Executive further acknowledges and agrees that he will, within 10 days following the Separation Date, take all actions as may be necessary under applicable law or requested by the Company to effect such resignations.

2.
Severance Benefits – Provided Executive (a) signs and returns this Agreement and the Advisor Agreement (as defined in Section 2(d) below) no later than the Return Date (as defined in Section 11 below), (b) does not revoke his acceptance of this Agreement during the Revocation Period (as defined in Section 11 below), and (c) abides by all of his obligations in this Agreement, the Company will, in exchange for Executive’s commitments and obligations set forth herein and therein, provide Executive with the following severance benefits (the “Severance Benefits”):
a.
Severance Pay – The Company will pay to Executive $838,750, less all applicable taxes and withholdings, as severance pay (which amount constitutes (x) a pro-rated (based on the Separation Date) amount of Executive’s target 2025 Annual Bonus (as defined in the Employment Agreement), plus (y) 12 months of Executive’s Base Salary (as defined in the Employment Agreement). This severance pay will be paid in one lump sum in the

Company’s first regular payroll cycle that follows the 60-day anniversary of the Separation Date.
b.
COBRA Benefits – Should Executive be eligible for and timely elect to continue receiving group health insurance coverage under the law known as COBRA, the Company will, commencing on the Separation Date and continuing until the earliest of (x) 18 months following the Separation Date, (y) the date Executive obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company, and (z) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA (as applicable, the “COBRA Payment Period”), pay the full premiums for such coverage.
c.
Equity Acceleration; Exercise Period – The Company will provide Executive with those equity acceleration and extended exercise benefits as are set forth in Section 9(c)(iv) of the Employment Agreement, pursuant to the terms and conditions thereof.
d.
Strategic Advisor Engagement – The Company will engage Executive following the Separation Date as a Strategic Advisor pursuant to the terms and conditions set forth in the Advisor Agreement attached hereto as Attachment A (the “Advisor Agreement”). This engagement will be deemed to have commenced as of the day immediately following the Separation Date.

Executive acknowledges that the Severance Benefits exceed the Company’s obligations under the Employment Agreement, and that he will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date other than as set forth in this Section 2. Executive further acknowledges that his right to receive and retain the Severance Benefits is contingent upon his timely and full compliance with all of his obligations set forth in this Agreement.

3.
Release of Claims – In exchange for Executive’s eligibility to receive the Severance Benefits, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its past and present affiliates, joint employers (including any professional employer organization or employer of record), subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that he ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as

amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any unvested ownership interest in the Company, its subsidiaries or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this release of claims or in this Agreement shall be deemed to prohibit Executive from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. Executive retains the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waives any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way Executive’s ability to seek or receive a monetary incentive award from any governmental agency or regulatory authority in connection with information provided to the governmental agency or regulatory authority.
4.
Disclosures
a.
Confidentiality – Except for Permitted Disclosures (as set forth in Section 4(b) below), Executive agrees to maintain as confidential and not to disclose the terms of this Agreement and the contents of the negotiations and discussions resulting in this Agreement.
b.
Permitted Disclosures – Nothing in this Agreement, including Section 4(a) above, or elsewhere (including in the Employment Agreement or the Non-Competition Agreement defined below) prohibits or restricts Executive from communicating with, or voluntarily providing information he believes indicates possible or actual violations of the law to, local, state or federal government agencies, any legislative body, law enforcement, or any self-regulatory organization (including but not limited to the Securities and Exchange Commission). Executive is not required to notify the Company of any such communications or disclosures. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, he is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
5.
Continuing Obligations; Non-Competition Restriction –
a.
Reaffirmation of Continuing Obligations. Executive acknowledges and reaffirms his continuing obligations to the Company as set forth in Section 11 of the Employment Agreement, which Section 11 and the obligations therein remain in full force and effect following the Separation Date in accordance with the terms of Section 11. Executive further acknowledges and reaffirms his continuing obligations as set forth in the Non-Competition Agreement attached to the Employment Agreement as Attachment A (the “Non-Competition Agreement”), which Non-Competition Agreement and the obligations therein also remain in full force and effect.
b.
Non-Competition Restriction. Further, and as an express condition of Executive’s eligibility to receive the Severance Benefits, Executive agrees that, during the Restricted Period (as defined below), Executive will not, in the geographic area where the Company does business, has done business, or plans to do business as of the Separation Date, directly or indirectly, whether as an owner, partner, officer, director, employee, Advisor, investor, lender or otherwise, except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company, engage or assist others in engaging in any business or enterprise that is competitive with the Company’s business, including but not limited to any business or enterprise that researches, develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service researched, developed, manufactured, marketed, licensed, sold or provided, or planned to be researched, developed, manufactured, marketed, licensed, sold or provided by the Company. For purposes hereof, “Restricted Period” means the period commencing on the Separation Date and continuing until the twelve (12)-month anniversary of the Separation Date, unless Executive breaches a fiduciary duty to the Company or unlawfully takes, physically or electronically, any property belonging to the Company, in which event the Restricted Period shall be twenty-four (24) months following the Separation Date. If any restriction set forth in this Section 5(b) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographic area as to which it may be enforceable.
6.
Return of Company Property – Executive confirms that he has returned to the Company all keys, files, records (and copies thereof), Company identification, and any other Company owned property in his possession or control other than his Company-provided computer and cellphone, which he may retain during the Advisory Period (as defined in the Advisor Agreement). Executive further confirms that he has left intact all, and has otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that he developed or helped to develop during his employment, and that other than those documents that remain on his Company-provided computer and cellphone, he has not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or known to the Company or that remain accessible to him; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. Executive further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.
7.
Business Expenses and Final Compensation – Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him. Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Company, including payment for all wages, bonuses, commissions, and accrued but unused vacation time, and that no other compensation is owed to him except as provided herein.
8.
Amendment and Waiver – This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, administrators, personal representatives, and successors. No delay or omission by either Party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
9.
Validity – Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.
10.
Nature of Agreement – The Parties understand and agree that this Agreement is a separation and release of claims agreement and that nothing herein constitutes an admission of liability or wrongdoing on the part of the Company or any of the other Released Parties.
11.
Time for Consideration and Revocation – Executive acknowledges that he was initially presented with this Agreement on September 27, 2025 (the “Receipt Date”). Executive understands that he will not be eligible to receive the Severance Benefits unless he (a) signs and returns this Agreement and the Advisor Agreement no later than the close of business on October 20, 2025 (the “Return Date”), and (b) does not revoke his acceptance of this Agreement during the seven (7) business day period after signing it (the “Revocation Period”). This Agreement will become effective and enforceable on the day after the Revocation Period has expired without revocation (the “Agreement Effective Date”).
12.
Acknowledgements – Executive acknowledges that he has been given at least twenty-one (21) days to consider this Agreement (the “Consideration Period”), and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement. Executive further acknowledges and agrees that any changes made to this Agreement following the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands that he may revoke his acceptance of this Agreement during the Revocation Period by notifying in writing the Company signatory of this Agreement, and this Agreement shall not be effective or enforceable unless and until the Revocation Period expires without Executive’s revocation. Executive understands and agrees that by entering into this Agreement he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.
13.
Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement or the Advisor Agreement, and that he fully understands the meaning and intent of this Agreement and the Advisor Agreement and has had the opportunity to be represented by counsel of his own choosing.
14.
Governing Law; Forum; Jury Trial Waiver – This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof. Executive further hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

15.
Entire Agreement – This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s separation of employment from the Company, severance benefits, and the settlement of claims against the Released Parties, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

16.
Tax Acknowledgement; Clawback – In connection with the Severance Benefits provided to Executive pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Executive shall be responsible for all applicable taxes with respect to such Severance Benefits under applicable law. Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Severance Benefits. Executive acknowledges and agrees that he remains subject to the clawback provision of Section 9(h) of the Employment Agreement.
17.
Counterparts – This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same Agreement. Facsimile, electronic, and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) written below.

CUE BIOPHARMA, INC.

By: /s/ Pasha Sarraf Date: 9/27/2025

Name: Pasha Sarraf, MD, PhD

Title: Chair, Board of Directors

I hereby agree to the terms and conditions set forth above. I have carefully read this Agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act. I intend that this Agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) business days.

Daniel Passeri

/s/ Daniel Passeri Date: 9/27/2025

Attachment A

Incorporated by reference to Exhibit 10.3 of this Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2025